                                                                     Exhibit 4.1

REGISTERED                                                            REGISTERED

                            AIG PROGRAM FUNDING, INC.

              MEDIUM-TERM NOTES, SERIES [A (PF)] [AIG-FP (PF)] [MP,
                        MATCHED INVESTMENT PROGRAM (PF)]

                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                       AMERICAN INTERNATIONAL GROUP, INC.

                            (FORM OF FIXED RATE NOTE)

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO.: __________

ORIGINAL ISSUE DATE: __________         PRINCIPAL AMOUNT: __________

INTEREST RATE: __________               MATURITY DATE: __________

     AIG PROGRAM FUNDING, INC. a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal amount shown above on the Maturity Date shown above, and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the interest payment dates in each year, commencing on the first Interest Payment Date succeeding the Original Issue Date of this Security, at the interest rate per annum shown above, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    (Face of Security continued on next page)

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED: November ___, 2007

                                        AIG PROGRAM FUNDING, INC.


                                        By:
                                            ------------------------------------
                                        Name: Robert A. Gender
                                        Title: President


                                        Attest:
                                                --------------------------------
                                        Name: Kathleen E. Shannon
                                        Title: Secretary

DATED: November ___, 2007

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the
series designated therein referred to
in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK, as Trustee


                                        By:
                                            ------------------------------------
                                        Authorized Signatory

                 GUARANTEE OF AMERICAN INTERNATIONAL GROUP, INC.

     Capitalized terms used in this Guarantee that are not defined herein but that are defined in the Security upon which this Guarantee is endorsed or the Indenture referred to in such Security are used herein as defined therein.

     For value received, American International Group, Inc. (the "Guarantor") unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed (the "Holder"), the prompt payment when due of all present and future payment obligations of AIG Program Funding, Inc. (the "Company") to the Holder arising out of the Security upon which this Guarantee is endorsed (hereinafter the "Obligations").

     The Guarantor's obligations hereunder shall not be affected by the existence, validity, enforceability, perfection or extent of any collateral therefor or by any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of or defense to the Guarantor not available to the Company. The Guarantor agrees that the Holder may resort to the Guarantor for payment of any of the Obligations whether or not the Holder shall have resorted to any collateral therefor or shall have proceeded against the Company or any other obligor principally or secondarily obligated with respect to any of the Obligations. The Holder shall not be obligated to file any claim relating to the Obligations in the event that the Company becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Holder to so file shall not affect the Guarantor's obligations hereunder. In the event that any payment to the Holder in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to such Obligations as if such payment had not been made. The Guarantor reserves the right to (a) set-off against any payment owing hereunder any amounts owing by the Holder to the Company relating to payments of obligations under the Security upon which this Guarantee is endorsed and (b) assert defenses which the Company may have to payment of any Obligations other than defenses arising from the bankruptcy or insolvency of the Company and other defenses expressly waived hereby.

     The Guarantor agrees that the Holder may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange or surrender any collateral for, or renew any of the Obligations, and may also make any agreement with the Company or with any other party to or person liable on any of the Obligations or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Holder and the Company or any such other party or person without in any way impairing or affecting this Guarantee. The Guarantor waives notice of the acceptance of this Guarantee and of the Obligations, presentment, demand for payment, notice of dishonor and protest.

     The Guarantor agrees to pay on demand all fees and out of pocket expenses (including the reasonable fees and expenses of the Holder's counsel) in any way relating to the enforcement or protection of the rights of the Holder hereunder; provided, that the Guarantor shall not be liable for any expenses of the Holder if no payment under this Guarantee is due.

     Upon payment of any of the Obligations, the Guarantor shall be subrogated to the rights of the Holder against the Company with respect to such Obligations, and the Holder agrees to take at the Guarantor's expense such steps as the Guarantor may reasonably request to implement such subrogation.

     This Guarantee is absolute and unconditional and shall remain in full force and effect and be binding upon the Guarantor, its successors and assigns until all of the Obligations have been satisfied in full. If any of the present or future Obligations are guaranteed by persons, partnerships or corporations in addition to the Guarantor, the death, release or discharge, in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of the Guarantor under this Guarantee.

     No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder at any time or from time to time.

     The Guarantor waives notice of the acceptance of this Guarantee, presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, notice of dishonor, protest, notice of any sale of collateral security and all other notices whatsoever.

     This Guarantee is issued subject to the provisions of the Indenture, dated November 9, 2007 among AIG Program Funding, Inc., American International Group, Inc. and The Bank of New York, as Trustee, and each Holder, by accepting the Security upon which this Guarantee is endorsed, agrees to and shall be bound by such provisions.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

     This Guarantee shall be governed by, and construed in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

                                        AMERICAN INTERNATIONAL GROUP, INC.


                                        By:
                                            ------------------------------------
                                        Name: Robert A. Gender
                                        Title: Vice President and Treasurer


                                        Attest:
                                                --------------------------------
                                        Name: Kathleen E. Shannon
                                        Title: Senior Vice President and
                                               Secretary

                            AIG PROGRAM FUNDING, INC.

        FIXED RATE MEDIUM-TERM NOTES, SERIES [A (PF)] [AIG-FP (PF)] [MP,
                        MATCHED INVESTMENT PROGRAM (PF)]

                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                       AMERICAN INTERNATIONAL GROUP, INC.

     This Security is one of a duly authorized series of securities of the Company, issued and to be issued in one or more series under an Indenture dated as of November 9, 2007 (herein called the "Indenture"), among the Company, American International Group, Inc., as guarantor (the "Guarantor") and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (herein called the "Securities"), which is limited in aggregate principal amount to [ ].

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to

                  (Reverse of Security continued on next page) institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   ----------

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common    UNIF GIFT MIN ACT -- ______ Custodian _______
TEN ENT -- as tenants by the entireties                 (Cust)           (Minor)
JT TEN  -- as joint tenants with right                  Under Uniform Gifts to
           of survivorship and not as                   Minors Act _____________
           tenants in common                                      (State)

     Additional abbreviations may also be used though not in the above list.

                                   ----------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing _________________________________________________________________
attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
       ------------------               ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.